Exhibit 99.1

ProFrac Holding Corp. Announces Partial Exercise of Underwriters’ Over-Allotment Option

WILLOW PARK, Texas—(June 6, 2022)—ProFrac Holding Corp. (NASDAQ: PFHC) (“ProFrac”) announced today that the underwriters of its previously completed initial public offering of Class A common stock have partially exercised their over-allotment option to purchase an additional 2,228,153 shares at a price of $18.00 per share. The thirty-day over-allotment option was granted in connection with ProFrac’s initial public offering of 16,000,000 shares of Class A common stock at a public offering price of $18.00.

ProFrac intends to use approximately $37.5 million of net proceeds from the offering as described in the prospectus for the offering, including to repay certain outstanding indebtedness and for general corporate purposes.

J.P. Morgan, Piper Sandler and Morgan Stanley acted as lead book-running managers for the offering. The offering of these securities will be made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus may be obtained from:

J.P. Morgan Securities LLC

Attention: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (866) 803-9204

prospectus-eq_fi@jpmchase.com

Piper Sandler & Co.

Attention: Prospectus Department

800 Nicollet Mall, J12S03

Minneapolis, MN 55402

Telephone: 800-747-3924

prospectus@psc.com

Morgan Stanley & Co. LLC

Attention: Prospectus Department

180 Varick Street, 2nd Floor

New York, NY 10014

prospectus@morganstanley.com

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “ProFrac Holding Corp.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding ProFrac’s use of proceeds from the offering, represent ProFrac’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of ProFrac’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, ProFrac does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for ProFrac to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with ProFrac’s initial public offering. The risk factors and other factors noted in ProFrac’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact

ProFrac Holding Corp.

Lance Turner

Chief Financial Officer

(254) 776-3722